UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2020

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26224	51-0317849
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Campus Road

Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 3, 2020, Integra LifeSciences Holdings Corporation (the “Company”) entered into an amended and restated credit agreement with a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank N.A., Morgan Stanley MUFG Loan Partners, LLC and Wells Fargo Bank, N.A., as Co-Syndication Agents, and PNC Bank, N.A., Bank of Nova Scotia, Bank of the West, BBVA USA, Capital One, National Association, Citizens Bank, N.A., DNB Capital LLC, Santander Bank, N.A., TD Bank, N.A. and Truist Bank, as Co-Documentation Agents (the “Amendment and Restatement”).

The Amendment and Restatement makes an aggregate principal amount of up to approximately $2.2 billion available to the Company through the following facilities: (i) a $877.5 million term loan facility (decreased from $900 million), and (ii) a $1.3 billion revolving credit facility, which includes a $60 million sublimit for the issuance of standby letters of credit and a $60 million sublimit for swingline loans. The Amendment and Restatement extends the credit facility’s maturity date from May 3, 2023 to February 3, 2025.

Borrowings under the Amendment and Restatement bear interest, at the Company’s option, at a rate equal to (i) the Eurodollar Rate (as defined in the amendment and restatement) in effect from time to time plus the applicable rate (ranging from 1.00% to 1.75%) or (ii) the highest of (x) the weighted average overnight Federal funds rate, as published by the Federal Reserve Bank of New York, plus one half of 1.0%, (y) the prime lending rate of Bank of America, N.A. or (z) the one-month Eurodollar Rate plus 1.0%. The applicable rates are based on the Company’s consolidated total leverage ratio (defined as the ratio of (a) consolidated funded indebtedness as of such date to (b) consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date) at the time of the applicable borrowing.

The Company will also pay an annual commitment fee of 0.15% to 0.30% on the daily amount by which the commitments under the revolving credit facility exceed the outstanding loans and letters of credit under the revolving credit facility.

A copy of the Amendment and Restatement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, on February 3, 2020, the Company and the subsidiary guarantors of the Company entered into a ratification agreement to the Amendment and Restatement with Bank of America, N.A., as Administrative Agent (the “Ratification Agreement”). A copy of the Ratification Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The press release issued by the Company announcing its entering into the Amendment and Restatement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Update to Preliminary Fourth Quarter and Full-Year 2019 Results

Consistent with the guidance issued by the Company on January 14, 2020, reported revenues for the fourth quarter and full-year 2019 are expected to be at the low end of the previously communicated guidance ranges of $395 to $400 million, and $1,517 to $1,522 million, respectively.

In addition, the Company expects to report GAAP earnings per diluted share for the full year 2019 in the range of $0.55 to $0.60. The change from the Company’s previously communicated guidance for the period issued on October 24, 2019 primarily relates to in-process R&D expenses, specifically an earlier-than-expected $5 million milestone payment arising from the Rebound Therapeutics acquisition.

For the full year 2019, the Company expects to report adjusted earnings per diluted share consistent with its previously communicated guidance issued on October 24, 2019.

The preliminary results set forth above are unaudited and remain subject to completion of the Company’s financial closing procedures. The Company will report its fourth quarter and full-year 2019 financial results during a conference call in February 2020. A press release with the date, time and webcast information will be provided closer to the reporting date.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this item.

ITEM 8.01	OTHER EVENTS

On February 3, 2020, the Company issued a press release to announce that it intends to offer $500 million aggregate principal amount of convertible senior notes due 2025 in a private placement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1

Sixth Amended and Restated Credit Agreement, dated as of February 3, 2020, among Integra LifeSciences Holdings Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Citibank N.A., Morgan Stanley MUFG Loan Partners, LLC and Wells Fargo Bank, N.A., as Co-Syndication Agents, and PNC Bank, N.A., Bank of Nova Scotia, Bank of the West, BBVA USA, Capital One, National Association, Citizens Bank, N.A., DNB Capital LLC, Santander Bank, N.A., TD Bank, N.A. and Truist Bank, as Co-Documentation Agents.

10.2

Ratification Agreement, dated as of February 3, 2020, between Integra LifeSciences Holdings Corporation, the Subsidiary Guarantors of Integra LifeSciences Holdings Corporation and Bank of America, N.A., as Administrative Agent.

99.1	Press Release, dated February 3, 2020, issued by Integra LifeSciences Holdings Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

The Current Report on Form 8-K contains forward-looking statements, including statements regarding the Company’s unaudited, preliminary fourth quarter and full-year 2019 financial results, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, earnings per diluted share and adjusted earnings per diluted share. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the Company’s ability to execute its operating plan effectively; the Company’s ability to successfully grow the Codman Neurosurgery business and successfully integrate any other acquired businesses; the Company’s ability to manufacture and ship sufficient quantities of its products to meet its customers’ demands; the ability of third-party suppliers to supply the Company with raw materials and finished products; global macroeconomic and political conditions; the Company’s ability to manage its direct sales channels effectively; the Company’s ability to maintain relationships with customers of acquired entities and businesses; physicians’ willingness to adopt and third-party payors’ willingness to provide or maintain reimbursement for the Company’s recently launched, planned and existing products; initiatives launched by the Company’s competitors; downward pricing pressures from customers; the Company’s ability to secure regulatory approval for products in development; the Company’s ability to remediate quality systems violations;

fluctuations in hospitals’ spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2018 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: February 3, 2020	By:	/s/ Carrie Anderson
Carrie Anderson
	Title:	Corporate Vice President and Chief Financial Officer